THOMPSON COBURN LLP
One US Bank Plaza
St. Louis, MO  63101

January 3, 2011

MainGate Trust
6075 Poplar Ave.
Suite 402
Memphis, Tennessee 38119

Dear Gentlemen:

MainGate Trust (the “Trust”) was established as a business trust under the laws of the State of Delaware under a Certificate of Trust dated November 3, 2010.  The Trust, on behalf of its initial series, MainGate MLP Fund (the “Fund”), has filed with the Securities and Exchange Commission a Registration Statement on Form N-1A (SEC File Nos. 333-170422 and 811-22492) (the “Registration Statement”), to register an indefinite number of each of Class A Shares of beneficial interest, no par value, and Class I Shares of beneficial interest, no par value, of the Trust on behalf of the Fund (collectively, the “Shares”). You have requested our opinion regarding certain matters in connection with the issuance by the Trust of the Shares of the Fund.

We have acted as counsel to the Trust, on behalf of the Fund, in connection with the preparation of Pre-Effective Amendment No. 1 to the Registration Statement to be filed on or about January 4, 2011. The Registration Statement relates to the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”).

This opinion is being delivered in accordance with the requirements of Form N-1A under the 1933 Act and the 1940 Act.

In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

(i) the Certificate of Trust of the Trust, as certified by the Secretary of State of the State of Delaware;

(ii) the Agreement and Declaration of Trust of the Trust, dated November 3, 2010 (the “Declaration of Trust”);

(iii) the By-Laws of the Trust, as amended to the date hereof;

(iv) the resolutions adopted by the Board of Trustees of the Trust establishing the Fund as a series of the Trust; and

(v) the resolutions adopted by the Board of Trustees of the Trust relating to the authorization, issuance and sale of the Shares, the filing of the Registration Statement and any amendments or supplements thereto and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies.  In rendering the opinion set forth below, we have assumed that the “certificateless” shares will be registered on the stock records of the Trust by the transfer agent and registrar for the Shares.  As to any facts material to the opinion express herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials.

We express no opinion as to any laws of any jurisdiction other than the Delaware Statutory Trust Act.

Based upon the foregoing and subject to the foregoing limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Shares are issued and paid for in accordance with the terms of the Trust’s Agreement and Declaration of Trust and By-Laws, after the Registration Statement has been declared effective and the authorized consideration therefor is received by the Fund, the Shares will be legally issued, fully paid and non-assessable by the Fund.

We hereby consent to the filing of this opinion with the Commission as an exhibit  to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Counsel” in the Registration Statement.

                       Sincerely yours,

                       THOMPSON COBURN LLP